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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement (Form S-3), used to register $100 million of UtiliCorp Capital L. P. Preferred Securities, of our reports dated January 31, 1995, incorporated by reference and included in UtiliCorp United Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994, and to all references to our Firm included in this registration statement.


                                             /s/ Arthur Anderson LLP


Kansas City, Missouri,
 May 11, 1995